Exhibit 99.3

CONSENT TO BE NAMED AS DIRECTOR

In connection with the Registration Statement on Form 10 (including any and all amendments, including post-effective amendments, or supplements thereto, the “Registration Statement”) of American Outdoor Brands Spin Co., which has announced that it will change its name to American Outdoor Brands, Inc. (the “Company”), the undersigned hereby consents to being named and described in the Registration Statement filed with the U.S. Securities and Exchange Commission as a person to become a director of the Company, with such appointment to become effective upon the effective time of the spin-off of the Company’s shares of common stock to the Stockholders of American Outdoor Brands Corporation, which has announced that it will change its name to Smith & Wesson Brands, Inc., and to the filing or attachment of this Consent with such Registration Statement.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 15th day of April, 2020.

/s/ Mary E. Gallagher
Print Name: Mary E. Gallagher